UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) September 30, 2022

Rocket Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39432	84-4946470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Woodward Avenue Detroit, MI 48226
(Address of principal executive offices) (Zip Code)

(313) 373-7990
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	RKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Transition of Chief Financial Officer and Appointment of Chief Financial Officer

On September 30, 2022, the Company’s Board of Directors (the “Board”) appointed Brian Brown, the Company’s current Chief Accounting Officer, as the Company’s Chief Financial Officer and Treasurer, effective November 15, 2022 (the “Transition Effective Date”). Mr. Brown will replace Julie Booth, who will cease to be the Company’s Chief Financial Officer and Treasurer on the Transition Effective Date.

The Company has agreed that following the Transition Effective Date, Ms. Booth will transition into a strategic advisory role, for which her annual salary will be $100,000, she will continue to vest in her outstanding equity awards and she will be eligible for other compensation and benefits provided to similarly situated employees. She will remain eligible for her existing pro-rated bonus for 2022 based on the period she serves as Chief Financial Officer and Treasurer.

Mr. Brown, age 43, has served as the Company’s Chief Accounting Officer since the Company’s initial public offering in August 2020. In his role as Chief Accounting Officer, Mr. Brown led the accounting, finance, treasury and procurement functions at the Company. He also serves as the Treasurer of Rocket Mortgage, LLC. Prior to then, Mr. Brown held a number of roles at Rocket Mortgage, LLC from 2014 to 2020, including Senior Vice President of Accounting and Finance. Prior to joining the Rocket Mortgage, LLC, Mr. Brown spent eight years as a senior manager at Ernst & Young serving financial services and mortgage banking clients. Any changes to Mr. Brown’s compensation for his new role will be determined at a later date.

Departure of General Counsel and Secretary

On September 30, 2022, the Company and Angelo Vitale agreed that Mr. Vitale will transition from his role as General Counsel and Secretary of the Company into an Of Counsel role, effective October 3, 2022. The Board appointed Tina V. John, the Company’s current Deputy General Counsel and Assistant Secretary, as the Company’s General Counsel and Secretary, effective October 3, 2022.

The Company has agreed that in Mr. Vitale’s new role, his salary will be $100,000. He will continue to vest in his outstanding equity awards and he will be eligible for other compensation and benefits provided to similarly situated employees. He will remain eligible for his existing pro-rated bonus for 2022 based on the period he serves as General Counsel. Upon his departure within the next 12 months, Mr. Vitale will receive separation pay of up to $210,000 pro rated based on the period of time he continues to provide services between the date hereof and September 30, 2023.

Item 7.01	Regulation FD

The Company issued a press release announcing the officer changes on October 3, 2022. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits
Exhibit No.	Description
99.1	Press Release, dated October 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2022

ROCKET COMPANIES, INC.

By:	/s/ Tina V. John
Name:	Tina V. John
Title:	General Counsel and Secretary